EX-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of the registrants listed in Appendix A (hereafter collectively referred to as the “Registrants”) of our reports dated October 24, 2025, relating to the financial statements and financial highlights of the funds listed in Appendix A, which appear in the Registrants’ Certified Shareholder Reports on Form N-CSR for the year ended August 31, 2025. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
December 23, 2025

Appendix A

Registrants	Funds
Delaware Group Tax-Free Fund	Macquarie Tax-Free USA Intermediate Fund (1) Macquarie Tax-Free USA Fund (2)
Voyageur Mutual Funds	Macquarie National High-Yield Municipal Bond Fund (3)

(1) Effective December 1, 2025, the fund was renamed Nomura Tax-Free USA Intermediate Fund

(2) Effective December 1, 2025, the fund was renamed Nomura Tax-Free USA Fund

(3) Effective December 1, 2025, the fund was renamed Nomura National High-Yield Municipal Bond Fund